Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated September 1, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended July 3, 2010 of Oclaro, Inc. and subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
San Francisco, CA
March 9, 2011